Execution Version ©Copyright Golar LNG. All rights reserved. CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. May 1st , 2025 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Ref.: Sixth Addendum to Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation (“Owner”) hereby irrevocably offers (the “Offer”) to Southern Energy S.A. (“Charterer”, and together with Owner, the “Parties”) to enter into a sixth addendum to the Offer BBCA 1/2024 on the terms set out in Annex I attached hereto (the “Sixth Addendum” to Offer BBCA 1/2024). This Offer shall be valid until May 5th, 2025 Bermuda time (Atlantic Standard Time) and will be deemed accepted if Charterer delivers to us within the said period a letter of acceptance of the terms of the Offer. If, on or prior to the expiration on May 5th, 2025 Bermuda time (Atlantic Standard Time), Owner receives said letter of acceptance, the Sixth Addendum to Offer BBCA 1/2024 shall become effective upon the terms and conditions set forth therein, such Sixth Addendum being valid, binding, effective and enforceable with respect to Owner and Charterer from the date of acceptance of the Offer (the “Sixth Addendum Execution Date”). If Charterer does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Clauses 23 (Governing Law and Jurisdiction), 24 (Dispute Resolution) and 25 (Arbitration) of the Offer BBCA 1/2024 shall apply to this Offer and the Sixth Addendum to Offer BBCA 1/2024, mutatis mutandis, as if written out in full in this Offer and the Sixth Addendum to Offer BBCA 1/2024. Sincerely, Golar Hilli Corporation Signature: /s/ Mi Hong Yoon Printed Name: Mi Hong Yoon Title: Director

©Copyright Golar LNG. All rights reserved. ANNEX I Recitals: A. Whereas, on July 4, 2024, Owner and Charterer entered into a FLNG bareboat charter agreement on the terms and conditions set out in Annex I to Offer BBCA 1/2024 (the "Bareboat Charter"). B. Whereas, on September 6, 2024, Owner and Charterer entered into an amendment to the Bareboat Charter on the terms and conditions set out in Annex I to the First Addendum to Offer BBCA 1/2024 (the "First Addendum"). C. Whereas, on December 31, 2024, Owner and Charterer entered into an amendment to the Bareboat Charter on the terms and conditions set out in Annex I to the Second Addendum to Offer BBCA 1/202 (the "Second Addendum"). D. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Third Addendum to Offer BBCA 1/2024 (the "Third Addendum"). E. Whereas, on January 15, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fourth Addendum to Offer BBCA 1/2024 (the "Fourth Addendum). F. Whereas, on February 14, 2025, Owner and Charterer entered into an addendum to the Bareboat Charter on the terms and conditions set out in Annex I to the Fifth Addendum to Offer BBCA 1/2024 (the "Fifth Addendum", and together with the First Addendum, the Second Addendum, the Third Addendum and the Fourth Addendum, the "Amendments"). G. Whereas, the Parties wish to further amend certain terms of the Bareboat Charter, as amended and supplemented by the Amendments. Now, therefore, for and in consideration of the foregoing the Parties agree as follows: ARTICLE 1: Amendments to Clause 1 – Definitions. The Parties agree to amend the definition of "Charterer Delay Event" in Clause 1 of Annex I to Offer BBCA 1/2024 to read as follows: ““Charterer Delay Event” means (a) any material failure of Charterer to comply with the requirements of Clause 3.6; (b) any failure of Charterer to comply with the Performance Test Protocol, including any failure to supply the required Feed Gas; (c) any act or omission by any member of Charterer’s Group that prevents or interferes with or delays Owner’s performance of this Charter; (d) from the Commercial Start Date forward, failure of Charterer to maintain at least three thousand Cubic Meters (3,000 m3) of LNG Heel provided that such failure prevents or interferes with or delays Owner’s performance of this Charter (other than in any Winter Period in which Charterer is not utilizing the FLNG Vessel); (e) any failure of Charterer to obtain or maintain in force any Authorization for which it is responsible under this Charter, in each of the foregoing cases (y) unless and and except to the extent caused by: (i) an event of Force Majeure; (ii) Owner’s failure to act in accordance with its obligations herein; or (iii) any delay in the installation of the Mooring System Infrastructure of the FLNG Vessel caused by the provider of the Mooring

System Infrastructure and its installation, including any subcontractor thereof, or any party outside of Charterer’s Group, and (z) to the extent such events prevent Owner from performing its obligations;” The Parties agree to insert a definition of "Mooring System" in Clause 1 of Annex I to Offer BBCA 1/2024 to read as follows: ““Mooring System Infrastructure” means the mooring system, beginning at the inlet flange of SSY base structure, to the riser flange of the FLNG Vessel, including without limitation, the Submerged Swivel and Yoke (SSY), the riser connecting the SSY to the flange of the FLNG Vessel, the mooring chains and all necessary accessory infrastructure.”; “MMSCFD” means million standard cubic feet per day; ARTICLE 2: Delivery Window Parties agree that Owner shall deliver the FLNG Vessel to Charterer within the period starting on [*****] and ending on [*****] pursuant to Clause 5.3.1. of Annex I to Offer BBCA 1/2024. Pursuant to the foregoing, Clause 5.3.6 (ii) shall apply. ARTICLE 3: Amendment to Clause 5.4.1 – Commissioning Gas. The Parties agree to amend Clause 5.4.1 of Annex I to Offer BBCA 1/2024 to read as follows: “The Parties agree that: (i) No later than [*****] Days after Owner’s nomination of the Final Window in accordance with Clause 5.3.3, Charterer shall propose the schedule for the provision of Feed Gas for use in the commissioning of the FLNG Vessel and the completion of the Performance Test (“Commissioning Gas”). Charterer shall be responsible for supplying the Commissioning Gas, which shall be (i) in the period between the Delivery Date and [*****], the levels required pursuant to the schedule for provision of Commissioning Gas agreed pursuant to Clause 5.4.2 subject to a maximum of 10 MMSCFD; and (ii) following and including [*****], the levels required pursuant to the schedule for provision of Commissioning Gas agreed pursuant to Clause 5.4.2; and (ii) Owner shall be entitled, at Owner's sole discretion, to purchase from such sources as Owner may reasonably select, and arrive with up to [*****] of LNG, measured on the Delivery Date (“LNG Commissioning Volumes”), for use in commissioning of the FLNG Vessel (“Commissioning LNG”). Such LNG Commissioning Volumes shall not be considered LNG Heel pursuant to Clause 5.8.1. Within thirty (30) days after the first cargo exceeding [*****] has been exported from the FLNG Vessel, Charterer shall pay to Owner for any LNG Commissioning Volumes (less daily losses due to boil off gas for the period between the Delivery Date and the loading date of such cargo) at a price equal to [*****]; (iii) No LNG Volumes will be produced from LNG Commissioning Volumes; (iv) Owner shall be entitled to select, supply and install a vaporiser on board the FLNG Vessel suitable for the purpose of supporting the first phase of commissioning of the FLNG Vessel. Owner agrees to the purchase or lease, and installation of such vaporiser on board the FLNG Vessel, at Owner’s own cost and risk, on the basis that Owner shall remain entitled to remove the vaporiser from the FLNG Vessel at its sole discretion, cost, and risk.

ARTICLE 5: Amendment to Clause 5.5.4 – Performance Test and Certificate of Acceptance. The Parties agree to amend Clause 5.5.4 of Annex I to Offer BBCA 1/2024 to read as follows: “If, as a result of one (1) or more Charterer Delay Event, Owner is unable to demonstrate that the FLNG Vessel meets the Required Performance Levels within the earlier of (i) [*****] Days as from the Delivery Date or (ii) [*****] Days as from [*****], then the FLNG Vessel shall be deemed to have passed the Performance Test (“Deemed Performance”, and such date, the “Deemed Performance Date”) and Hire shall be payable on and from the Deemed Performance Date.” ARTICLE 6: Except as expressly set forth to the contrary in this Sixth Addendum, this Sixth Addendum (other than this Article 6, Article 7 and Article 8, which shall be in full force and effect as of the Sixth Addendum Execution Date) shall not become effective until the following conditions (the “Conditions Precedent”) have been satisfied or waived in accordance with this Article 6 (the date on which all Conditions Precedent have been satisfied or waived, (the “Effective Date”): (i) Supervisor presenting to Charterer by [*****] an advanced draft of the engineering, procurement and construction contract (“EPC Contract”) for the Mooring System Infrastructure with [*****] or their nominated Affiliate [*****] including all its material terms and conditions; and (ii) Subject to the foregoing condition described in item (i) above, Charterer entering on or before [*****] into such EPC Contract for the Mooring System Infrastructure with [*****], including providing any credit support required by [*****] pursuant to the terms thereof ; and The Condition Precedent in item (i) above is for the benefit of the Charterer and may be waived only by Charterer. The Condition Precedent in items (ii) above is for the benefit of the Owner and may be waived only by Owner. If any of the conditions described above have not been met or waived by their respective deadlines, the Parties shall discuss in good faith for a period of 10 Days the impact of the delay on the construction schedule of the Mooring System Infrastructure and whether alternative arrangements can be agreed. If the Parties have not reached an agreement in respect of item (i), Charterer shall have the right to terminate this Sixth Addendum without any liability on any of the Parties whatsoever. If the Parties have not reached an agreement in respect of item (ii), Owner shall have the right to terminate this Sixth Addendum without any liability on any of the Parties whatsoever. Notwithstanding the above, subject to Supervisor having presented to Charterer on or before [*****] an advanced draft of a contract for the transportation and installation and hook-up of the Mooring System Infrastructure including all its material terms and conditions, Charterer shall make reasonable endeavours to enter by [*****], into such contract with either (i) [*****] or (ii) an alternative supplier, (“T&I Contract”). In the event that the above target date is not met by reasons attributable to Charterer, and such failure to meet the above target date causes any delay to the transportation and installation of the Mooring System Infrastructure or the hook-up of the FLNG Vessel then such delay shall be considered a Charterer Delay Event. For the purposes of this Article 6, “Supervisor” means Golar Management AS.

ARTICLE 7: The provisions of Annex I to Offer BBCA 1/2024 (as amended by the Amendments) not otherwise expressly amended hereby shall remain unamended, valid, binding, effective and enforceable. ARTICLE 8: Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Annex I to Offer BBCA 1/2024.

May 1st, 2025 Golar Hilli Corporation c/o Golar Management Ltd 6th Floor, The Zig Zag, 70 Victoria Street SW1E 6SQ United Kingdom Attention: Chief Financial Officer Email: notices@golar.com Ref.: Sixth Addendum to Offer BBCA 1/2024 Dear Sirs, Southern Energy hereby accepts your Offer Sixth Addendum to Offer BBCA 1/2024, dated as of May 1st, 2025. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: Chairman of the Board of Directors